                                                           Exhibit 99.B(h)(9)(v)

                                     FORM OF
                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      AMONG

                               ING PARTNERS, INC.

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                       AND

                           ING FINANCIAL ADVISERS, LLC

     This Amendment is dated as of 31st day of August, 2005 by and between ING Partners, Inc. (the "Fund"), ING Life Insurance and Annuity Company (referred to as the "Adviser" in its capacity as investment adviser to the Fund, and the "Company" in its capacity as the issuer of variable annuity and variable life insurance contracts), and ING Financial Advisers, LLC (the "Distributor") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Participation Agreement on November 28, 2001 (the "Agreement") and subsequently amended the Agreement on March 5, 2002, May 1, 2003, November 1, 2004 and April 29, 2005;

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. The second Whereas clause of the Agreement is hereby deleted and replaced by the following clause:

          "WHEREAS, the shares of common stock of the Fund are divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets, and each Portfolio is comprised of one or more classes of shares currently consisting of the Initial Class, Adviser Class, Service Class and Class T;"

     2.   Section 2.6 is deleted and replaced by the following Section 2.6:

          The Adviser Class and Class T Shares of each Portfolio are subject to a distribution fee, payable to the Distributor pursuant to the Rule 12b-1 Plans adopted for the Adviser Class and Class T in accordance with the 1940 Act. Each Rule 12b-1 Plan permits the Distributor to enter into distribution services agreements with and pay, on behalf of each Adviser Class and Class T Portfolio, compensation to certain securities dealers, brokers, financial institutions or other industry professionals ("Service Organizations") for providing distribution assistance.

          The Adviser Class, Service Class and Class T Shares of each Portfolio are subject to a shareholder servicing fee payable to Service Organizations pursuant to Shareholder Servicing Plans adopted for the Adviser Class, Service Class and Class T. The Fund may enter into shareholder servicing agreements and pay, on behalf of each Adviser Class, Service Class and

     Class T Portfolio, compensation to Service Organizations for providing administrative support services to shareholders.

          The Initial Class is not currently subject to a distribution or shareholder servicing fee.

     3. By replacing the existing Amended Schedule B with the Amended Schedule B attached hereto.

     4. All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


ING PARTNERS, INC.                      ING LIFE INSURANCE AND ANNUITY COMPANY


By:                                     By:
    -------------------------------         ----------------------------------
     Robert S. Naka                          Laurie M. Tillinghast
     Senior Vice President                   Vice President


ING FINANCIAL ADVISERS, LLC


By:
     -------------------------------------
Name:  Terran R. Titus
Title: Vice President, Advisory Services

                               AMENDED SCHEDULE B

                               ING PARTNERS, INC.
                              DESIGNATED PORTFOLIOS

ING American Century Large Company Value Portfolio - Initial, Adviser and Service Class
ING American Century Select Portfolio - Initial, Adviser and Service Class
ING American Century Small Cap Value Portfolio - Initial, Adviser and Service Class
ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class
ING Fidelity(R) VIP Contrafund(R) Portfolio - Initial, Adviser and Service Class ING Fidelity(R) VIP Equity-Income Portfolio - Initial, Adviser and Service Class ING Fidelity(R) VIP Growth Portfolio - Initial, Adviser and Service Class
ING Fidelity(R) VIP Mid Cap Portfolio - Initial, Adviser and Service Class
ING Fundamental Research Portfolio - Initial, Adviser and Service Class
ING Goldman Sachs(R) Capital Growth Portfolio - Initial, Adviser and Service
Class
ING Goldman Sachs(R) Core Equity Portfolio - Initial, Adviser and Service Class ING JPMorgan Fleming International Portfolio - Initial, Adviser and Service Class
ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class
ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class
ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class
ING Oppenheimer Global Portfolio - Initial, Adviser and Service Class
ING Oppenheimer Strategic Income Portfolio - Initial, Adviser and Service Class ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Fundamental Value Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Large Cap Growth Portfolio - Initial, Adviser and Service Class
ING Solution 2015 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution 2025 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution 2035 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution 2045 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution Income Portfolio - Initial, Adviser and Service Class and Class T ING T. Rowe Price Diversified Mid Cap Growth Portfolio - Initial, Adviser and Service Class
ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service Class ING UBS U.S. Large Cap Equity Portfolio - Initial, Adviser and Service Class
ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class
ING Van Kampen Equity and Income Portfolio - Initial, Adviser and Service Class


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*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.
** Fidelity(R) and Contrafund(R) are registered trademarks of FMR Corp.

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